Exhibit 10.1
Execution Version

Barings Private Credit Corporation

$100,000,000 6.00% Series D Senior Unsecured Notes due May 10, 2027

$55,000,000 6.00% Series E Senior Unsecured Notes due May 10, 2027

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Note Purchase Agreement

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Dated May 10, 2022
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Schedule A    —    Defined Terms
Schedule 1(a)    —    Form of 6.00% Series D Senior Unsecured Notes due May 10, 2027
Schedule 1(b)    —    Form of 6.00% Series E Senior Unsecured Notes due May 10, 2027
Schedule 5.3    —    Disclosure Materials
Schedule 5.4A    —    Subsidiaries of the Company and Ownership of Subsidiary Stock
Schedule 5.4B    —    Excluded Subsidiaries of the Company
Schedule 5.5    —    Financial Statements
Schedule 5.15    —    Existing Indebtedness
Schedule 10.1    —    Transactions with Affiliates
Schedule 10.5    —    Liens
Purchaser Schedule    —    Information Relating to Purchasers
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BARINGS PRIVATE CREDIT CORPORATION
300 South Tryon Street, Suite 2500
Charlotte, North Carolina

$100,000,000 6.00% Series D Senior Unsecured Notes due May 10, 2027
$55,000,000 6.00% Series E Senior Unsecured Notes due May 10, 2027

May 10, 2022

To Each of the Purchasers Listed in
the Purchaser Schedule Hereto:
Ladies and Gentlemen:
Barings Private Credit Corporation, a Maryland corporation (the “Company”), agrees with each of the Purchasers as follows:
Section 1.Authorization of Notes; Adjusted Interest Rate.
Section 1.1Authorization of Notes. The Company will authorize the issue and sale of its (a) 6.00% Series D Senior Unsecured Notes due May 10, 2027 in an aggregate principal amount of $100,000,000 (as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, the “Series D Notes”) and (b) 6.00% Series E Senior Unsecured Notes due May 10, 2027 in an aggregate principal amount of $55,000,000 (as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, the “Series E Notes”, and together with the Series D Notes, collectively, the “Notes”). The Series D Notes and the Series E Notes shall be substantially in the forms set out in Schedule 1(a) and Schedule 1(b) hereto, respectively.
Section 1.2Interest Rate. The Company shall pay interest on the unpaid principal balance of each Series of Notes at the rates, time and manner set forth below:
(a)Rate of Interest. Subject to adjustment as provided in Sections 1.2(b), (c) and (e) below, each Note of each Series shall bear interest on the unpaid principal amount thereof from and including the date issued through the date such Note is paid in full (whether upon final maturity, by prepayment, acceleration or otherwise) at the rate of 6.00% per annum. Interest on each Note of each Series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.
(b)Adjusted Interest Rate Following a Below Investment Grade Event. If, at any time, a Below Investment Grade Event occurs, then:
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(i)commencing as of the date of the occurrence of such Below Investment Grade Event to and until the date on which such Below Investment Grade Event is no longer continuing (as evidenced by the receipt and delivery to the holders of the Notes of evidence satisfactory to the Required Holders of a Debt Rating or Debt Ratings on the Notes necessary to remedy such Below Investment Grade Event), the Notes shall bear interest at a per annum rate of interest equal to the Adjusted Interest Rate; and
(ii)the Company shall promptly, and in any event within twenty (20) Business Days after a Below Investment Grade Event has occurred, notify the holders of the Notes in writing that a Below Investment Grade Event has occurred, which written notice shall (A) be accompanied by evidence satisfactory to the Required Holders to such effect and (B) confirm the date on which such Below Investment Grade Event occurred and that interest will accrue on each Series of Notes at the Adjusted Interest Rate commencing as of the date of such Below Investment Grade Event and will be payable in respect of the Notes in consequence thereof.
(iii)As used herein, “Adjusted Interest Rate” means, in respect of the Notes, at any time a Below Investment Grade Event has occurred and is continuing, a rate per annum which is 0.75% above the stated interest rate on the Notes. The Adjusted Interest Rate in respect of the Notes for any such period shall be 6.75% per annum. For the avoidance of doubt, the Adjusted Interest Rate shall not apply unless and until a Below Investment Grade Event has occurred.
(iv)As used herein, a “Below Investment Grade Event” shall occur if:
(A)at any time the Company has obtained a Debt Rating of the Notes from only one Acceptable Rating Agency, the then most recent Debt Rating received from such Acceptable Rating Agency that is in full force and effect (not having been withdrawn) is below Investment Grade; or
(B)at any time the Company has obtained a Debt Rating of the Notes from two Acceptable Rating Agencies, the then lower of the most recent Debt Ratings received from the Acceptable Rating Agencies that are in full force and effect (not having been withdrawn) is below Investment Grade; or
(C)at any time the Company has obtained a Debt Rating of the Notes from three or more Acceptable Rating Agencies, the then second-lowest of the most recent Debt Ratings received from the Acceptable Rating Agencies that is in full force and effect (not having been withdrawn) is below Investment Grade (provided, for the avoidance of doubt, if two or more of the most recent Debt Ratings are equal or equivalent to the lowest such Debt Rating, then such equal or equivalent Debt Ratings will be deemed to be the second-lowest Debt Rating for purposes of such determination); or
(D)at any time the Company shall have failed to receive, maintain and deliver to the holders of the Notes a Debt Rating of the Notes from at least one Acceptable Rating Agency as required pursuant to Section 9.10 (but for purposes of this Section 1.2 irrespective of whether or not such a Debt Rating is reasonably

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available); provided that in the event the Company shall have failed to maintain a Debt Rating of the Notes as so required, a Below Investment Grade Event will not be deemed to have occurred solely as a result of its failure to maintain a Debt Rating unless and until the Company fails to obtain and deliver to the holders of the Notes a Debt Rating that is Investment Grade within 60 days of the first date on which the Company failed to maintain such Debt Rating and in the event that the Company fails to obtain a Debt Rating during such 60-day period or any such Debt Rating obtained by the Company is below Investment Grade, then (x) a Below Investment Grade Event shall be deemed to have occurred effective as of the first date on which the Company failed to maintain such Debt Rating and (y) if any Interest Payment Date has occurred during such 60-day period, the Company shall promptly (and in any event within five (5) Business Days of the earlier of the end of such 60-day period and the date on which it obtains a Debt Rating on the Notes that is below Investment Grade) pay such additional interest as would have been required to be paid if the Adjusted Interest Rate had been in effect since such date on which the Company first failed to maintain such Debt Rating.
(c)Secured Debt Percentage Interest Rate Adjustment. If, at any time, (x) the Secured Debt Percentage as of the last day of any fiscal quarter exceeds 45% or (y) if the Company fails to deliver the financial statements and related Officer’s Certificate as and when required pursuant to Section 7.1 and Section 7.2 with respect to any applicable period, then the applicable per annum rate of interest on each Series of Notes shall be increased by an amount equal to 1.50% per annum (the “Secured Debt Margin”) over the otherwise applicable rate of interest on the Notes (which may be the Adjusted Interest Rate, if applicable). Any increase in the applicable interest rate on the Notes resulting from a change in the Secured Debt Percentage (as reflected in the most recently delivered financial statements and the related Officer’s Certificate) or failure to deliver financial statements and the related Officer’s Certificate as and when required pursuant to Sections 7.1 and 7.2, as applicable, (i) shall become effective from and including the last day of the fiscal quarter for which such financial statements and related Officer’s Certificate have been delivered or are due, as applicable, and (ii) shall terminate on the date the Company delivers an Officer’s Certificate demonstrating the Secured Debt Percentage, computed as of the date of such Officer’s Certificate, does not exceed the percentage set forth opposite the applicable period above; provided that if the Company fails to deliver financial statements and the related Officer’s Certificate for any fiscal quarter as and when required pursuant to Sections 7.1 and 7.2, as applicable, but the Company subsequently delivers such financial statements and the related Officer’s Certificate prior to the next succeeding Interest Payment Date demonstrating that the Secured Debt Percentage did not (as of the last day of such fiscal quarter) exceed the Secured Debt Percentage set forth in clause (x) above, then the Secured Debt Margin shall not apply for the period from the last day of such fiscal quarter through the date on which such Officer’s Certificate is delivered.
(d)Subject to clause (e) below, interest on each Series of Notes shall be payable (i) semi-annually in arrears on the 10th day of each May and November in each year (each such date an “Interest Payment Date”), commencing on the first such date occurring after the date of issuance of such Series of Notes, (ii) upon any prepayment with respect to such Series of Notes (to the extent accrued on the amount being so prepaid) and (iii) on the Maturity Date for such Series of Notes (or

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such other time as such Series of Notes becomes due and payable pursuant to the terms herein or in the applicable Note of such Series, whether by acceleration or otherwise).
(e)To the extent permitted by law, after the occurrence and during the continuance of an Event of Default, the entire unpaid principal amount of each Note of each Series and any overdue payment of interest and any overdue payment of Make-Whole Amount (if any) in respect of such Note of such Series shall bear interest at a per annum rate of interest equal to the Default Rate for such Series, payable semi-annually as provided in clause (d) above or, at the option of the registered holder of such Note, on demand.
(f)The fees and expenses of any Acceptable Rating Agency required in connection with obtaining a Debt Rating and all other reasonable and documented fees, costs and expenses incurred in connection with maintaining, affirming or appealing a Debt Rating pursuant to this Section 1.2 shall be borne solely by the Company.
Section 1.3 Defined Terms. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern.
Section 2.Sale and Purchase of Notes.
Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closings provided for in Section 3, Notes in the principal amount and in the Series specified opposite or below such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.
Section 3.Closings.
The sale and purchase of the Series D Notes to be purchased by each applicable Purchaser (the “Series D Closing”) shall be held on May 10, 2022 or on such other Business Day thereafter as may be agreed upon by the Company and the applicable Purchasers (the “Series D Closing Day”). The sale and purchase of the Series E Notes to be purchased by each applicable Purchaser (the “Series E Closing”) shall be held on July 6, 2022 (the “Series E Closing Day”). Each such Closing shall occur at the offices of Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, New York, NY 10036-6745, at 10:00 a.m. New York City local time (or such other place and time as may be agreed by the Company and the applicable Purchasers) on the applicable Closing Day. At the relevant Closing, the Company will deliver to each Purchaser the Notes of the Series to be purchased by such Purchaser in the form of a single Note for such Series (or such greater number of Notes of each such Series in denominations of at least $100,000 as such Purchaser may request), dated the date of such Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to the account of the Company set forth in the applicable funding instructions delivered pursuant to Section 4.2(i). If at

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the relevant Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to the satisfaction of any Purchaser, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.
Section 4.Conditions to Effective Date and Closings.
Section 4.1Conditions to Effective Date. The effectiveness of this Agreement is subject to the fulfillment of the following conditions:
(a)Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct as of the Effective Date.
(b)Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or on the Effective Date. Immediately after giving effect to the execution and delivery of this Agreement, no Event of Default shall have occurred and be continuing and no Change in Control shall have occurred.
(c)Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the Effective Date, certifying that the conditions specified in Sections 4.1(a), 4.1(b) and 4.1(i) have been fulfilled.
(d)Secretary’s Certificate. Each of the Company and each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the Effective Date, certifying as to (i) the resolutions attached thereto and other corporate or similar organizational proceedings relating to the authorization, execution and delivery of the Notes and this Agreement (in the case of the Company) and the Subsidiary Guaranty (in the case of such Subsidiary Guarantor) and (ii) its respective organizational documents as then in effect, certified (if applicable) by the Secretary of State in the applicable jurisdiction of incorporation or formation. In addition, each of the Company and each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of good standing or existence dated as of a recent date from the Secretary of State of its state of incorporation or formation and each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.
(e)Opinions of Counsel. On the Effective Date, such Purchaser shall have received customary opinions in form and substance reasonably satisfactory to such Purchaser, dated the Effective Date, from Dechert LLP, special counsel for the Company, covering matters with respect to the Company and the Subsidiary Guarantors incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers).

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(f)Purchase Permitted By Applicable Law, Etc. On the Effective Date, the purchase of Notes by each Purchaser hereunder shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
(g)Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the Effective Date the reasonable and documented out-of-pocket fees, charges and disbursements of Akin Gump Strauss Hauer & Feld LLP, as special counsel to the Purchasers, to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Effective Date.
(h)[Reserved].
(i)Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity (in each case, other than as permitted under Section 10.2), at any time following the date of the most recent financial statements referred to in Schedule 5.5 or delivered pursuant to Section 7.1(a) or Section 7.1(b), as applicable.
(j)Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
Section 4.2Conditions to Closings. Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at any applicable Closing on or after the Effective Date is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:
(a)Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct on and as of the date of such Closing; provided that the Company shall be permitted to make additions and deletions to any of Schedules 5.4A, 5.5 or 5.15 after the Effective Date but prior to the Series E Closing Day, so long as the Company shall have provided updated copies of the relevant Schedules to such Purchaser not less than five Business Days prior to such Closing Day.

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(b)Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing. Before and after giving effect to the issue and sale of the Notes at such Closing (and the application of the proceeds thereof as contemplated by Section 5.14), no Event of Default shall have occurred and be continuing and no Change in Control shall have occurred.
(c)Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.2(a), 4.2(b) and 4.2(h) have been fulfilled.
(d)Purchase Permitted By Applicable Law, Etc. On the date of such Closing, the purchase of Notes by each applicable Purchaser shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
(e)Sale of Other Notes. Contemporaneously with such Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in the Purchaser Schedule.
(f)Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before such Closing the reasonable and documented out-of-pocket fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.2(m)(ii) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing.
(g)Private Placement Number. A Private Placement Number issued by the PPN CUSIP Unit of CUSIP Global Services (in cooperation with the SVO) shall have been obtained for each Series of the Notes to be issued at such Closing.
(h)Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity (in each case, other than as permitted under Section 10.2), at any time following the date of the most recent financial statements referred to in Schedule 5.5 or delivered pursuant to Section 7.1(a) or Section 7.1(b), as applicable.
(i)Funding Instructions. At least three (3) Business Days prior to the date of such Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company specifying (i) the name and address of the transferee bank, (ii) such

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transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the applicable Series of Notes to be issued at such Closing is to be deposited.
(j)Debt Rating. The Notes to be issued at such Closing shall have received a Debt Rating of “Baa3” (or its equivalent) or higher from an Acceptable Rating Agency. In the event that the initial Debt Rating for the Notes is not a public rating, the Company shall have delivered or caused to be delivered, to each Purchaser, (i) a Private Rating Letter issued by an Acceptable Rating Agency setting forth the initial Debt Rating for the Notes and (ii) the related Private Rating Rationale Report with respect to such Debt Rating. With respect to the Series E Closing, the Company shall have certified to the Purchasers in writing that it has not received notice from any Acceptable Rating Agency of any downgrade or withdrawal (or any potential downgrade or withdrawal) of the initial Debt Rating with respect to the Notes.
(k)Subsidiary Guaranty. Each (i) Subsidiary required to become a Subsidiary Guarantor under Section 9.7 shall have duly executed and delivered a Subsidiary Guaranty in accordance with the terms and requirements of such Section, and each such Subsidiary Guaranty Agreement shall be in full force and effect and (ii) Subsidiary Guarantor, to the extent applicable, shall have delivered to each Purchaser a confirmation and reaffirmation of its obligations under the Subsidiary Guaranty, in form and substance reasonably satisfactory to such Purchaser.
(l)Secretary’s Certificate. Each of the Company and each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of such Closing, certifying (i) as to the resolutions attached thereto and other corporate or similar organizational proceedings relating to the authorization, execution and delivery of the Notes and this Agreement (in the case of the Company) and the Subsidiary Guaranty (in the case of such Subsidiary Guarantor) and (ii) either (A) as to its respective organizational documents as then in effect, certified (if applicable) by the Secretary of State in the applicable jurisdiction of incorporation or formation, or (B) that its organizational documents have not been amended, modified, revoked or rescinded since the date such organizational documents were previously delivered to the Purchasers pursuant to Section 4.1(d) or pursuant to this Section 4.2(l) in connection with any prior Closing, except as detailed therein and attached thereto. In addition, each of the Company and each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of good standing or existence dated as of a recent date from the Secretary of State of its state of incorporation or formation and each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.
(m)Opinions of Counsel. Such Purchaser shall have received customary opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of such Closing (i) from Dechert LLP, special counsel for the Company, covering matters with respect to the Company and the Subsidiary Guarantors incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (ii) from Akin Gump Strauss Hauer & Feld LLP, the Purchasers’ special counsel in connection with such transactions, covering such other matters incident to such transactions as such Purchaser may reasonably request.

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(n)Completion of Issuance and Sale of Series D Notes. With respect to the Series E Closing, the Series D Notes shall have been issued and sold on or prior to the Series E Closing Day.
(o)Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
Section 5.Representations and Warranties of the Company.
The Company represents and warrants to each Purchaser as of the Effective Date and as of the date of each applicable Closing (or, if any such representations and warranties expressly relate to an earlier date, then as of such earlier date) that:
Section 5.1Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.
Section 5.2Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3Disclosure.
(a)This Agreement and the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company (other than financial projections, pro forma financial information and other forward-looking information referenced in Section 5.3(b), information relating to third parties and general economic information) prior to May 9, 2022 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement and such documents, certificates or other writings and such financial statements delivered to the Purchasers being referred to, collectively, as the “Disclosure Documents”), taken as a whole (and after taking into account all updates thereto and the same having been delivered to the Purchasers), do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of

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the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2021, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
(b)All financial projections, pro forma financial information and other forward-looking information which has been delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated by this Agreement are based upon good faith assumptions and, in the case of financial projections and pro forma financial information, good faith estimates, in each case, believed to be reasonable at the time made, it being recognized that (i) such financial information as it relates to future events is subject to significant uncertainty and contingencies (many of which are beyond the control of the Company) and are therefore not to be viewed as fact, and (ii) actual results during the period or periods covered by such financial information may materially differ from the results set forth therein.
Section 5.4Organization and Ownership of Shares of Subsidiaries; Affiliates.
(a)Schedule 5.4A (as such Schedule 5.4A may be updated by the Company for the Series E Closing) contains (except as noted therein) complete and correct lists, as of the date of the applicable Closing, of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor and (ii) the Company’s directors and senior officers.
(b)All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4A as being owned by the Company and its Subsidiaries have been validly issued, and, to the extent applicable, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.
(c)Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(d)No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4A and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
Section 5.5Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5 (as such Schedule 5.5 may be updated by the Company for the Series E Closing). All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and lack of footnotes); provided that with respect to all or any portion of such financial statements that are financial projections, pro forma financial information and other forward-looking information, the Company represents only that such information was prepared in good faith based upon assumptions and, in the case of financial projections and pro forma financial information, good faith estimates, in each case, believed to be reasonable at the time made.
Section 5.6Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any (A) indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected or (B) the corporate charter or by-laws of the Company, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, in each case, except where any of the foregoing (other than clause (i)(B) above), individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 5.7Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, other than any filing required under the Securities Exchange Act of 1934 or the rules or regulations promulgated thereunder on Form 8-K, Form 10-Q or Form 10-K.
Section 5.8Litigation; Observance of Agreements, Statutes and Orders.
(a)There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before

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or by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)Neither the Company nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.9Taxes. The Company and its Subsidiaries have filed all federal and state income and other material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.
Section 5.10Title to Property. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of as permitted by this Agreement), in each case free and clear of Liens prohibited by this Agreement.
Section 5.11Licenses, Permits, Etc.
(a)The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for any such conflicts that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(b)To the knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(c)To the knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

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Section 5.12Compliance with Employee Benefit Plans.
(a)The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.
(b)The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities, except as would not reasonably be expected to result in a Material Adverse Effect. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.
(c)The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
(d)The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.
(e)The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.
(f)The Company and its Subsidiaries do not have any Non-U.S. Plans.

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Section 5.13Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any substantially similar debt Securities for sale to, or solicited any offer to buy the Notes or any substantially similar debt Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 35 other Institutional Investors (as defined in clause (c) of the definition thereof), each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.
Section 5.14Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder for the general corporate purposes of the Company and its Subsidiaries, including to make investments and make distributions permitted by this Agreement. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15Existing Indebtedness; Future Liens.
(a)Except as described therein, Schedule 5.15 (as such Schedule 5.15 may be updated by the Company for the Series E Closing) sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries in an aggregate principal amount exceeding $10,000,000 as of May 10, 2022 (in the case of the Effective Date and the Series D Closing Day) and as of the Series E Closing Day (as such Schedule 5.15 may be updated by the Company for the Series E Closing) (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of such Indebtedness. The Company is not in default in the payment of any principal or interest on the Specified Credit Facility or any other Material Indebtedness and, to the knowledge of the Company, no event or condition exists with respect to the Specified Credit Facility or any other Material Indebtedness that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause the Specified Credit Facility or such other Material Indebtedness, as applicable, to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)[Reserved].
(c)Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other

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organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15 (as such Schedule 5.15 may be updated by the Company for the Series E Closing).
Section 5.16Foreign Assets Control Regulations, Etc.
(a)Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.
(b)Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.
(c)No part of the proceeds from the sale of the Notes hereunder:
(i)constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;
(ii)will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or
(iii)will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.
(d)The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.
Section 5.17Environmental Matters.
(a)Neither the Company nor any Subsidiary has knowledge of or received written notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or with respect to any real property now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

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(b)Neither the Company nor any Subsidiary has knowledge of any facts which would reasonably be expected to give rise to any claim, public or private, of violation of or liability under Environmental Laws by the Company or any Subsidiary, except, in each case, such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(c)Neither the Company nor any Subsidiary has handled, stored, or disposed of any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which has violated any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(d)Neither the Company nor any Subsidiary has had a release of any Hazardous Materials in a manner which has or would reasonably be expected to give rise to liability under any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 5.18Investment Company Act.
(a)The Company has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and intends to qualify annually as a RIC under Subchapter M of the Code commencing with its taxable year ended December 31, 2021.
(b)The business and other activities of the Company and its Subsidiaries, including the execution and delivery of this Agreement and the Subsidiary Guaranty (if any), the issuance of the Notes hereunder, the application of the proceeds and repayment thereof by the Company and the consummation of the transactions contemplated by this Agreement, the Notes and the Subsidiary Guaranty (if any) do not result in a violation or breach in any material respect of the provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder, in each case that are applicable to the Company and its Subsidiaries.
(c)The Company is in compliance in all respects with the Investment Policies, except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.
Section 5.19Priority of Obligations. The payment obligations of the Company under this Agreement and the Notes, and the payment obligations of any Subsidiary Guarantor under the Subsidiary Guaranty, rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company and such Subsidiary Guarantor, as applicable.
Section 6.Representations of the Purchasers.
Section 6.1Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the

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provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
Section 6.2Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
(a)the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b)the Source is a separate account of an insurance company that is maintained solely in connection with such Purchaser’s fixed contractual obligations of the insurance company under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section VI(e) of the QPAM Exemption) maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all

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other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or
(e)the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)the Source is a governmental plan; or
(g)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been heretofore disclosed to the Company in writing pursuant to this clause (g); or
(h)the Source does not include “plan assets” of any employee benefit plan as determined in accordance with Section 3(42) of ERISA and the regulations thereunder.
As used in this Section 6.2, the terms “employee benefit plan” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.
Section 6.3Investment Experience; Access to Information. Each Purchaser (for itself and for each account for which such Purchaser is acquiring the Notes) (a) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and an “Institutional Account” as defined in FINRA Rule 4512(c) and a Qualified Institutional Buyer, (b) either alone or together with its representatives has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment and make an informed decision to so invest, and has so evaluated the risks and merits of such investment, (c) has the ability to bear the economic risks of this investment and can afford a complete loss of such investment, (d) understands the terms of and risks associated with the purchase of the Notes, including, without limitation, a lack of liquidity, pricing availability and risks associated with the industry in which the Company operates, (e) has had the opportunity to review (i) the Disclosure Documents, (ii) the financial statements set forth on Schedule 5.5 (as such Schedule 5.5 may be updated by the Company for the Series E Closing), (iii) the Annual Report on Form 10-K for the Company for the fiscal year ended December 31, 2021 (the “2021 Annual Report”), (iv) Amendment No. 1 to the 2021 Annual Report, filed by the Company with the SEC on April 29, 2022, (v) the Quarterly Report on Form 10-Q for the Company for the fiscal quarter ended March 31, 2022 and (vi) such other disclosure regarding the Company, its business, its management and its financial affairs and condition as such Purchaser has determined to be necessary in connection with the purchase of the Notes, and (f) has had an opportunity to ask such questions and make such inquiries concerning the conditions of the offering of the Notes, the Company, its business, the management and its financial affairs and

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condition, and has had an opportunity to review the Company’s facilities, in each case Purchaser has deemed appropriate in connection with such purchase and to receive satisfactory answers to such questions and inquiries.
Section 6.4Authorization. Each Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by such Purchaser, will constitute valid and legally binding obligations of such Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
Section 6.5Restricted Securities. Each Purchaser understands that the Notes have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of each Purchaser’s representations as expressed herein. Each Purchaser understands that the Notes are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, each Purchaser must hold the Notes indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Purchaser acknowledges that the Company has no obligation to register or qualify the Notes for resale. Each Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Notes, and on requirements relating to the Company which are outside of such Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.
Section 6.6No Public Market. Each Purchaser understands that no public market now exists for the Notes, and that the Company has made no assurances that a public market will ever exist for the Notes.
Section 6.7Legends. Each Purchaser understands that the Notes may be notated with one or both of the following legends:
(a)“THE NOTE REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 IS AVAILABLE.”
(b)Any legend required by the securities laws of any state to the extent such laws are applicable to the Notes represented by the certificate, instrument or book entry so legended.

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Section 7.Information as to Company.
Section 7.1Financial and Business Information. The Company shall deliver to each holder of a Note that is an Institutional Investor:
(a)Quarterly Statements — within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under the Specified Credit Facility or the date on which such financial statements are delivered under the Specified Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:
(i)a consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of such quarter, and
(ii)consolidated statements of operations, changes in members’ capital/net assets and cash flows of the Company and its consolidated subsidiaries, for such quarter and (in the case of the consolidated statements of operations for the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year (to the extent applicable), all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally (other than absence of footnotes and year-end adjustments), and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the Company and its consolidated subsidiaries being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;
(b)Annual Statements — within 105 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under the Specified Credit Facility or the date on which such financial statements are delivered under the Specified Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, duplicate copies of:
(i)a consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of such year, and
(ii)consolidated statements of operations, changes in members’ capital/net assets and cash flows of the Company and its consolidated subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year (to the extent applicable), all in reasonable detail, prepared in accordance with GAAP, and

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accompanied by an opinion thereon (without a “going concern” qualification or similar exception as to the Company and without any explanatory paragraph or paragraph of emphasis with respect to any going concern (other than as a result of the impending maturity under any credit document of the Company, including this Agreement and the Notes) and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;
(c)SEC and Other Reports — promptly after their becoming available, one copy of (i) each financial statement, report, notice, proxy statement or similar document sent by the Company or any Subsidiary to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;
(d)Notice of Event of Default — promptly, and in any event within 5 Business Days, after a Responsible Officer becoming aware of the existence of any Event of Default or that any Person (other than a Purchaser or a holder of a Note (except with respect to any claimed default of the type referred to in Section 11(a) or 11(b) provided by any single holder of a Note)) has given any notice or taken any action with respect to a claimed default hereunder or that any Person (other than a Purchaser or a holder of a Note) has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(g), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
(e)Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect;
(f)Resignation or Replacement of Auditors — within 10 days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may request;
(g)RIC Election — promptly, and in any event within 10 days of making an election to be treated as a RIC under the Code, a written notice of such election, provided that failure to comply with this clause (g) shall not constitute a Default or Event of Default;

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(h)Employee Benefits Matters — promptly, and in any event within 5 Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
    (i)    with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;
    (ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;
    (iii)    any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or
    (iv)    receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans.
(i)Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of a Note, in each case to the extent reasonably available to the Company; and
(j)Debt Rating — promptly following the occurrence thereof, notice of any change in the Debt Rating for the Notes (to the extent such Debt Rating is not a public rating).
Section 7.2Officer’s Certificate. Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:
(a)Covenant Compliance — setting forth the information from such financial statements that is required in order to establish (i) whether the Company was in compliance with the requirements of Section 10.6 during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or

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percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence and (ii) the Secured Debt Percentage during the quarterly or annual period covered by the financial statements then being furnished and reasonably detailed calculations thereof. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;
(b)Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any other condition or event that constitutes an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and
(c)Subsidiary Guarantors – setting forth a statement of any changes to the list of all Subsidiaries that are Subsidiary Guarantors since the most recent statement delivered pursuant to this Section 7.2(c) and certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.7 is a Subsidiary Guarantor, in each case, as of the date of such certificate of Senior Financial Officer.
Section 7.3Visitation. The Company shall permit the representatives of each holder of a Note:
(a)No Default — if no Event of Default then exists and is continuing, at the expense of such holder and upon at least 10 Business Days’ prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld and so long as a Senior Financial Officer or his or her delegee is present during such discussions) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; provided, that such visitation rights set forth in this clause (a) may only be exercised once per calendar year for all holders of the Notes collectively; and
(b)Default — if an Event of Default then exists and is continuing, at the expense of the Company and upon at least 10 Business Days’ prior notice to the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries so long as a Senior Financial Officer or

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his or her delegee is present during such discussions), all at such reasonable times and as often as may be reasonably requested.
Section 7.4Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b), (c) or (i) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:
(a)such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;
(b)the Company shall have timely filed such Form 10-Q or Form 10-K, satisfying the requirements of Section 7.1(a), Section 7.1(b), or Section 7.1(i), as the case may be, with the SEC on EDGAR; or
(c)the Company shall have timely filed any of the items referred to in Section 7.1(c) or Section 7.1(i) with the SEC on EDGAR;
provided however, that in no case shall access to such financial statements and other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that, in the case of clauses (b) and (c) above, the Company shall have given each holder of a Note written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery; provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.
Section 8.Payment and Prepayment of the Notes.
Section 8.1Maturity. As provided therein, the entire unpaid principal balance of each Note of each Series shall be due and payable on the Maturity Date thereof.
Section 8.2Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such

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prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount for each Series of Notes due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount for each Series of Notes as of the specified prepayment date.
Section 8.3Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes (regardless of Series) at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
Section 8.4Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 8.5Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
Section 8.6Make-Whole Amount.
The term “Make-Whole Amount” means, with respect to any Note of any Series, (i) for the period beginning on the date of the applicable Closing and ending on the date that is six (6) months prior to the Maturity Date for such Note and at any time thereafter when an Event of Default shall have occurred and be continuing, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal and (ii) after the date that is six (6) months prior to the Maturity Date for such Note, so long as no Event of Default shall have occurred and be continuing, zero;

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provided that the Make-Whole Amount may in no event be less than zero. The Make-Whole Amount shall be computed without giving effect to the Adjusted Interest Rate or the Secured Debt Margin. For the purposes of determining the Make-Whole Amount with respect to any Series of Notes, the following terms have the following meanings:
“Called Principal” means, with respect to any Note of any Series, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Note of any Series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note of any Series, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

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“Remaining Average Life” means, with respect to any Called Principal of any Note of any Series, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note of any Series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.
“Settlement Date” means, with respect to the Called Principal of any Note of any Series, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
Section 8.7Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on, any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
Section 8.8Change in Control.
(a)Notice of Change in Control. The Company will, within fifteen Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes. Such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.8 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.8.
(b)Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.8 shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Section 8.8 Proposed Prepayment Date”). Such date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Section

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8.8 Proposed Prepayment Date shall not be specified in such offer, the Section 8.8 Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).
(c)Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance to be delivered to the Company not later than 15 Business Days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute rejection of such offer by such holder.
(d)Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to, but excluding, the date of prepayment, but without Make-Whole Amount or other premium.
(e)Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Section 8.8 Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to, but excluding, the Section 8.8 Proposed Prepayment Date; (v) that the conditions of this Section 8.8 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change in Control.
Section 9.Affirmative Covenants.
The Company covenants that on and after the Effective Date and so long as any Purchaser of any of the Notes remains obligated to purchase such Notes as of the applicable Closing Day or any of the Notes are outstanding:
Section 9.1Compliance with Laws. Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will, and will cause its Subsidiaries to, conduct its business and other activities in compliance with the applicable provisions of the Investment Company Act (including, without limitation, Section 18(a)(1)(A), as modified by Section 61(a), and any applicable “asset coverage” maintenance requirement) and any applicable rules, regulations or orders issued by the SEC thereunder, except where such failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 9.2Insurance. The Company will, and will cause each of its Subsidiaries to, maintain insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of externally managed business development companies.
Section 9.3Maintenance of Properties. The Company will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary (other than any Immaterial Subsidiary) from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.4Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all federal and state income and other material tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.5Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep its corporate existence in full force and effect. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.
Section 9.6Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and in all material respects with all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable

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assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.
Section 9.7Subsidiary Guarantors. The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time as a borrower or co-borrower in respect of the Indebtedness under the Specified Credit Facility or any other Material Indebtedness after the date hereof to concurrently therewith:
(i)enter into an agreement in form and substance reasonably satisfactory to the Required Holders providing for the guaranty by such Subsidiary, on a joint and several basis with all other Subsidiary Guarantors, of the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for principal, interest, Make-Whole Amount or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Company thereunder (the “Subsidiary Guaranty”); and
(ii)deliver the following to each holder of a Note:
(A)an executed counterpart of the Subsidiary Guaranty or a joinder thereto;
(B)a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6 and 5.7 of this Agreement (but with respect to such Subsidiary and the Subsidiary Guaranty rather than the Company and the Notes and this Agreement);
(C)all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of the Subsidiary Guaranty and the performance by the Subsidiary of its obligations thereunder; and
(D)upon request of the Required Holders, a customary opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and the Subsidiary Guaranty as the Required Holders may reasonably request.
(b)At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under the Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (i) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of the Specified Credit Facility or any other Material Indebtedness, then such Subsidiary Guarantor has been released and

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discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty) under the Specified Credit Facility or such other Material Indebtedness, as applicable, (ii) at the time of, and after giving effect to, such release and discharge, no Event of Default shall be existing, (iii) no amount is then due and payable under the Subsidiary Guaranty, (iv) if, solely as a result of (or in order to induce any holder of such Indebtedness to agree to) such Subsidiary Guarantor being released and discharged under the Specified Credit Facility or such other Material Indebtedness, as applicable, any fee or other form of consideration is given to any holder of Indebtedness under the Specified Credit Facility or such other Material Indebtedness, as applicable (or any agent therefor), for such release (which, for the avoidance of doubt, shall not include any prepayment to any such holders of Indebtedness under the Specified Credit Facility or such other Material Indebtedness, as applicable, in connection with an asset sale or other disposition or any prepayment premium or penalty or any other fee that was part of the Specified Credit Facility or such other Material Indebtedness, as applicable, prior to such release or discharge), the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iii).
(c)Notwithstanding anything to the contrary herein, in no event shall an Excluded Subsidiary or a Foreign Subsidiary be required to be a Subsidiary Guarantor.
Section 9.8Status of BDC. The Company shall at all times maintain its status as a “business development company” under the Investment Company Act and shall cause an election for the Company to be treated as a RIC for the taxable year ended December 31, 2021, and thereafter maintain its status as a RIC under the Code.
Section 9.9Investment Policies. The Company shall at all times be in compliance with its Investment Policies, except to the extent that the failure to so comply would not reasonably be expected to result in a Material Adverse Effect.
Section 9.10Rating on the Notes. The Company covenants and agrees that, at its sole cost and expense, it shall cause to be maintained at all times a Debt Rating from at least one Acceptable Rating Agency that indicates that it will monitor the rating on an ongoing basis. At any time that the Debt Rating maintained pursuant to this Section 9.10 is not a public rating, the Company shall provide to each holder of a Note (x) at least annually (on or before each anniversary of the Series D Closing Day) and (y) promptly upon any change in such Debt Rating, an updated Private Rating Rationale Report with respect to such Debt Rating. In addition to the foregoing information and any information specifically required to be included in any Private Rating Letter or Private Rating Rationale Report (as set forth in the respective definitions thereof), if the SVO or any other Governmental Authority having jurisdiction over any holder of any Notes from time to time requires any additional information with respect to the Debt Rating of the Notes, the Company shall use commercially reasonable efforts to procure such information from the Acceptable Rating Agency.
Section 9.11Most Favored Lender.

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(a)If at any time after the Effective Date that the Specified Credit Facility is outstanding, the Specified Credit Facility shall include any restriction, event of default or other provision (or any thereof shall be amended or otherwise modified) that restricts or limits investments by the Company or dividends or distributions to the shareholders of the Company and such restriction, event of default or provision is not contained in this Agreement or would be more beneficial to the holders of Notes than any analogous restriction, event of default or provision contained in this Agreement (any such restriction, event of default or provision, an “Additional Covenant”), then the Company shall provide a Most Favored Lender Notice to the holders of Notes. Thereupon, unless waived in writing by the Required Holders within ten (10) Business Days of receipt of such notice by the holders of the Notes, such Additional Covenant (including any associated cure or grace period and all qualifications, limitations and exceptions thereto) shall be deemed automatically incorporated by reference into this Agreement, mutatis mutandis, as if set forth fully herein, without any further action required on the part of any Person, effective as of the date after the Effective Date when such Additional Covenant became effective under the Specified Credit Facility. Thereafter, upon the request of any holder of a Note, the Company shall enter into any additional agreement or amendment to this Agreement reasonably requested by such holder evidencing any of the foregoing.
(b)Any Additional Covenant (including any associated cure period) incorporated into this Agreement pursuant to this Section 9.11 (herein referred to as an “Incorporated Covenant”) (i) shall be deemed automatically amended herein to reflect any subsequent waivers, supplements, modifications or amendments made to such Additional Covenant (including any associated cure or grace period and all qualifications, limitations and exceptions thereto) under the Specified Credit Facility that contains the relevant Additional Covenant; provided that if any Default or Event of Default then exists (including in respect of such Incorporated Covenant) and the amendment of such Additional Covenant would result in such Additional Covenant being less restrictive on the Company, such Incorporated Covenant shall only be deemed automatically amended at such time as no Default or Event of Default then exists and (ii) shall be deemed automatically deleted from this Agreement at such time as such Additional Covenant is deleted or otherwise removed from the Specified Credit Facility, including if the Specified Credit Facility is terminated or otherwise no longer in effect; provided that, if a Default or an Event of Default then exists (including in respect of such Incorporated Covenant), such Incorporated Covenant shall only be deemed automatically deleted from this Agreement at such time as no Default or Event of Default then exists.  Upon the request of the Company, the holders of Notes shall (at the Company’s sole cost and expense) enter into any additional agreement or amendment to this Agreement requested by the Company evidencing the waiver, supplement, modification or amendment or deletion of any such Incorporated Covenant in accordance with the terms hereof.
Section 10.Negative Covenants.
The Company covenants that on and after the Effective Date and so long as any Purchaser of any of the Notes remains obligated to purchase such Notes as of the applicable Closing Day or any of the Notes are outstanding:
Section 10.1Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions

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(including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or any Subsidiary), except:
(a)pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable at the time in a comparable arm’s-length transaction with a Person not an Affiliate;
(b)transactions otherwise permitted by this Agreement (including pursuant to any Incorporated Covenant);
(c)transactions with Affiliates that are set forth in Schedule 10.1;
(d)transactions with one or more Affiliates (including co-investments) as permitted by any SEC exemptive order (as may be amended from time to time), any no-action letter or as otherwise permitted by applicable law, rule or regulation or SEC staff interpretations thereof or based on advice of counsel;
(e)transactions between or among, on the one hand, the Company and/or any of its Subsidiaries, and, on the other hand, any SBIC Subsidiary or any “downstream affiliate” (as such term is used under the rules promulgated under the Investment Company Act) company of the Company and/or any Subsidiaries at prices and on terms and conditions, taken as a whole, not materially less favorable to the Company and/or such Subsidiaries than in good faith is believed could be obtained on an arm’s-length basis from unrelated third parties,
(f)a transaction that has been approved by a majority of the independent directors of the board of directors of the Company;
(g)any Investment that results in the creation of an Affiliate;
(h)any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options, restricted stock awards or units and stock ownership plans or other compensation, severance or retention awards or plans approved by the board of directors of the Company or any Subsidiary;
(i)(i) any collective bargaining, employment, retention or severance agreement or compensatory arrangement entered into by the Company or any of its direct or indirect subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of the Company in the ordinary course of business, (ii) any agreement pertaining to the repurchase of Equity Interests pursuant to rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors, and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement in the ordinary course of business;

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(j)customary compensation to Affiliates in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors of the Company in good faith;
(k)transactions and payments required under the definitive agreement for any acquisition or Investment permitted under this Agreement (to the extent any seller, employee, officer or director of an acquired entity becomes an Affiliate in connection with such transaction);
(l)the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of the Company and/or any of its direct or indirect subsidiaries in the ordinary course of business;
(m)transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are (i) fair to the Company and/or the applicable Subsidiary in the good faith determination of the board of directors (or similar governing body) of the Company or the senior management thereof or (ii) on terms at least as favorable as might reasonably be obtained from a Person other than an Affiliate;
(n)the Company may issue and sell Equity Interests and debt to its Affiliates (subject to the terms of any Incorporated Covenant);
(o)the Investment Advisory Agreement and the Administration Agreement and any transactions contemplated or permitted thereunder;
(p)the Company or any Subsidiary may sell, transfer or otherwise dispose of Portfolio Investments, cash and Cash Equivalents to any Financing Subsidiary or joint venture with a third-party (including, for clarity, as investments (debt or equity) or capital contributions), in each case, in the ordinary course of business and on an arm’s-length basis;
(q)transactions between or among the Obligors not involving any other Affiliate; and
(r)restricted payments permitted by any Incorporated Covenant.
Section 10.2Merger, Consolidation, Fundamental Changes, Etc. The Company will not, and will not permit any Subsidiary Guarantor to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, except:
(a)in the case of any such transaction involving the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the

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United States or any state thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;
(b)in the case of any such transaction involving a Subsidiary Guarantor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Subsidiary Guarantor as an entirety, as the case may be, shall be (1) the Company, such Subsidiary Guarantor or another Subsidiary Guarantor; or (2) a solvent corporation or limited liability company (other than the Company or another Subsidiary Guarantor) that is organized and existing under the laws of the United States or any state thereof (including the District of Columbia) and, if such Subsidiary Guarantor is not such corporation or limited liability company, (A) such corporation or limited liability company shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Subsidiary Guaranty of such Subsidiary Guarantor and (B) the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;
(c)the Equity Interests of any Subsidiary Guarantor may be sold, transferred or otherwise disposed of to another Obligor;
(d)any Subsidiary Guarantor may be liquidated or dissolved; provided that in connection with such liquidation or dissolution, any and all of the assets of such Subsidiary Guarantor shall be distributed or otherwise transferred to an Obligor;
(e)in the cases of clauses (a) and (b) above, each Subsidiary Guarantor under the Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of transactions occurs reaffirms its obligations under the Subsidiary Guaranty in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders;
(f)in the case of clause (a) above, (x) at the time of the signing of the purchase agreement for any such transaction, no Event of Default shall have occurred and be continuing and (y) immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Event of Default under Section 11(a), 11(b), 11(h), 11(i) or 11(j) shall have occurred and be continuing;
(g)the Company or any Subsidiary Guarantor may sell, transfer or otherwise dispose of Portfolio Investments, cash and Cash Equivalents to any Financing Subsidiary or joint venture with a

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third-party (including, for clarity, as investments (debt or equity) or capital contributions), in each case, upon fair and reasonable terms no less favorable to the Company or such Subsidiary Guarantor than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate; and
(h)the Company or any Subsidiary Guarantor may transfer assets to a Financing Subsidiary for the sole purpose of facilitating the transfer of assets from one Financing Subsidiary (or a Subsidiary that was a Financing Subsidiary immediately prior to such disposition) to another Financing Subsidiary, directly or indirectly through such Obligor.
No such conveyance, transfer or lease of substantially all of the assets of the Company or any Subsidiary Guarantor shall have the effect of releasing the Company or such Subsidiary Guarantor, as the case may be, or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2, from its liability under (x) this Agreement or the Notes (in the case of the Company) or (y) the Subsidiary Guaranty (in the case of any Subsidiary Guarantor), unless, in the case of the conveyance, transfer or lease of substantially all of the assets of a Subsidiary Guarantor, such Subsidiary Guarantor is released from the Subsidiary Guaranty in accordance with Section 9.7(b) in connection with or immediately following such conveyance, transfer or lease.
Section 10.3Line of Business. The Company will not and will not permit any Subsidiary (other than any Immaterial Subsidiary) to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement or as described in the Company’s most recent Form 10-K filed prior to the date of this Agreement, other than (i) ancillary or support businesses; (ii) any business in or related to private credit or that other business development companies enter into or are engaged in; or (iii) as is otherwise in accordance with its Investment Policies.
Section 10.4Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.
Section 10.5Liens. The Company will not and will not permit any Subsidiary to directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

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(a)any Lien on any property or asset of the Company or a Subsidiary existing on the date of this Agreement and set forth in Schedule 10.5, provided that (i) no such Lien shall extend to any other property or asset of the Company or any of its Subsidiaries, and (ii) any such Lien shall secure only those obligations which it secures on the date of this Agreement and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(b)Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;
(c)Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (i) attach only to the securities (or proceeds) being purchased or sold and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing;
(d)Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmens’, storage, landlord, and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or any of its direct or indirect subsidiaries in accordance with GAAP;
(e)Liens incurred or pledges or deposits made to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or other similar social security legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations;
(f)Liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business;
(g)Liens arising out of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default;
(h)customary rights of setoff, bankers’ liens, security interest, liens or other like rights upon (i) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (ii) cash and financial assets (including, for the avoidance of doubt, Portfolio Investments) held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business and (iii) assets (including, for the avoidance of doubt, Portfolio Investments) held by a custodian in favor of such custodian in the ordinary course of business, in the case of each of clauses (i) through (iii) above (other than with respect to Portfolio Investments), securing payment of fees, indemnities, charges for returning items and other similar obligations;

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(i)Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions;
(j)zoning restrictions, easements, rights-of-way, encroachments, protrusions, licenses, or other restrictions on, and other minor defects or irregularities affecting, the use of any real estate (including leasehold title), in each case which do not interfere with or affect in any material respect the ordinary course conduct of the business of the Company and its Subsidiaries;
(k)purchase money Liens on specific equipment and fixtures provided that (i) such Liens only attach to such equipment and fixtures and (ii) the Indebtedness secured thereby does not exceed the lesser of the cost and the fair market value of such equipment and fixtures at the time of the acquisition thereof;
(l)deposits of money securing leases to which the Company or any Subsidiary is a party as lessee made in the ordinary course of business;
(m)Liens consisting of any (i) interest or title of a lessor or sub-lessor under any lease of real estate not prohibited hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);
(n)Liens (i) solely on any cash earnest money deposits made by the Company and/or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted by this Agreement or (ii) consisting of an agreement to dispose of any property;
(o)Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company and/or any Subsidiary;
(p)leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Company and its Subsidiaries or (ii) secure any Indebtedness;
(q)Liens on Securities that are the subject of repurchase agreements constituting Investments arising out of such repurchase transaction;
(r)Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property in the ordinary course of business or (ii) by operation of law under Article 2 of the UCC (or similar law of any jurisdiction);
(s)Liens in favor of any Obligor;
(t)Liens securing obligations under Swap Contracts entered into in the ordinary course of the Company’s business for financial planning and not for speculative purposes;

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(u)(i) Liens on Equity Interests of joint ventures or non-Obligors securing capital contributions to, or obligations of, such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Obligors;
(v)Liens on assets owned by Financing Subsidiaries;
(w)any encumbrance or restriction assumed in connection with an acquisition of the property or Equity Interests of any Person, so long as such encumbrance or restriction relates solely to the property so acquired (or to the Person or Persons (and its or their subsidiaries) bound thereby) and was not created in connection with or in anticipation of such acquisition;
(x)[Reserved];
(y)Liens on Equity Interests in any SBIC Subsidiary created in favor of the SBA or its designee;
(z)Liens on Equity Interests in any Structured Subsidiary in favor of and required by any lender providing third-party financing to such Structured Subsidiary;
(aa)Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement (to the extent that the acquisition or disposition with respect thereto is otherwise permitted hereunder);
(bb)Liens securing collateral posted as margin to secure obligations under any Indebtedness so long as, after giving pro forma effect to such Liens, the Company is in compliance with Section 10.6;
(cc)Liens on Special Equity Interests included in the Investments of the Company or any of its subsidiaries but only to the extent securing obligations in the manner provided in the definition of “Special Equity Interests”;
(dd)Liens on assets securing Indebtedness so long as, immediately after giving pro forma effect to the initial grant of such Liens, the Company is in compliance with Section 10.6; and
(ee)Liens on assets securing other obligations in an aggregate principal amount at any time outstanding not to exceed $5,000,000.
Notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiary Guarantors to, grant a lien as security for any Material Indebtedness incurred pursuant to a note purchase agreement, bond purchase agreement or similar financing agreement (other than any Material Indebtedness that was secured, or the holders of which were granted a lien, simultaneously or substantially simultaneously with the initial incurrence of such Material Indebtedness, or if such security or lien was contemplated by the documents governing such Material Indebtedness at the time such documents were originally entered into (other than any security or lien that is conditioned on the

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Company’s or such Subsidiary’s financial performance or the occurrence or non-occurrence of any default or event of default under such documents governing such Material Indebtedness or the presence or absence of any other event or condition that is not in connection with a usual and customary post-closing obligation to grant security)) unless and until the Notes (and any guaranty delivered in connection therewith including, without limitation, the Subsidiary Guaranty of each Subsidiary Guarantor) shall concurrently be secured equally and ratably with such Material Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and customary opinions of counsel to the Company and/or any such Subsidiary, as the case may be.
Section 10.6Certain Financial Covenants.
(a)Minimum Net Worth. The Company will not permit the Obligors’ Net Worth at the last day of any fiscal quarter of the Company to be less than $445,158,458, plus 50% of the aggregate net proceeds of all sales of Equity Interests of the Company on or after the Effective Date.
(b)Net Debt to Equity Ratio. The Company will not permit the Net Debt to Equity Ratio as of the last day of any fiscal quarter of the Company to be greater than 2.0 to 1.0.
(c)Asset Coverage Ratio. The Company will not permit the Asset Coverage Ratio as of the date of (i) the incurrence of any Indebtedness for borrowed money or (ii) the making of any cash dividend to shareholders, to be less than the Investment Company Act Asset Coverage, in each case, immediately after giving pro forma effect to such incurrence or dividend, as applicable.
(d)Cure Right. If, (i) as of the date of delivery of an Officer’s Certificate pursuant to Section 7.2(a) demonstrating that a Financial Covenant Default for the fiscal quarter then most recently ended has occurred, the Company delivers to the holders of the Notes a notice of the Company’s intent to exercise its Cure Right pursuant to this Section 10.6(d) and (ii) within 30 days of such date the Company presents the Required Holders with a reasonably feasible plan for the Company to offer or sell Equity Interests (other than Disqualified Equity Interests) or purchase or sell one or more assets as otherwise permitted by this Agreement (the “Cure Right”), the proceeds of such offer or sale or the receipt of any asset shall be deemed received immediately prior to such Financial Covenant Default and used immediately prior to such Financial Covenant Default as specified in such plan (for the avoidance of doubt, if any principal of the Notes is paid down at par in accordance with such plan, no prepayment penalty or Make-Whole Amount shall be due or owing in respect of such prepayment) to enable such Financial Covenant Default to be cured (x) with respect to a Financial Covenant Default for failure to comply with Section 10.6(a), within ninety (90) calendar days after the delivery of such plan, or (y) with respect to a Financial Covenant Default for failure to comply with Section 10.6(b), within one hundred fifty (150) calendar days after the delivery of such plan, then, once such plan is delivered to the holders of the Notes, the Company shall be deemed to have complied with the relevant covenant under Section 10.6 that gave rise to such Financial Covenant Default as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Financial Covenant Default that had occurred shall be deemed cured for the purposes of this Agreement; provided that, if the transaction specified in such plan is not consummated within such 90-day period or 150-day period, as applicable, it shall constitute an immediate Event of Default effective as of the

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date on which the Financial Covenant Default originally occurred. Notwithstanding anything herein to the contrary, (x) no more than three (3) Cure Rights may be exercised during the term of this Agreement, (y) the Cure Right shall not be exercised in any two (2) consecutive fiscal quarters and (z) in each consecutive four (4) fiscal quarter period there will be at least two (2) fiscal quarters in which the Cure Right has not been exercised.
The holders of the Notes agree that from and after their receipt of notice from the Company of its intent to exercise the Cure Right in respect of any Financial Covenant Default in accordance with this Section 10.6(d), no holder of the Notes shall impose any Default Rate of interest, accelerate its Notes, or exercise any of its rights or remedies pursuant to Section 12 solely on the basis of the occurrence and continuance of such Financial Covenant Default during the period from the date of delivery of such notice and until the date that is 90 days or 150 days, as applicable, after the date on which the Company delivers its plan to cure such Financial Covenant Default as provided above.
Section 11.Events of Default.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a)the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b)the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or
(c)subject to Section 10.6(d), the Company defaults in the performance of or compliance with any term contained in Section 10.6(a) or (b) as of the last day of any fiscal quarter; or
(d)the Company defaults in the performance of or compliance with any term contained in Section 10.6(c); or
(e)the Company or any Subsidiary Guarantor defaults in the performance of or compliance with (i) any term contained in Section 10 (other than those referred to in Sections 11(c) and (d)) or any Incorporated Covenant and such default is not remedied within 10 Business Days after the earlier of (A) a Responsible Officer obtaining actual knowledge of such default and (B) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(e)); or (ii) any other term contained herein (other than those referred to in clause (i) of this Section 11(e) or Sections 11(a), (b), (c) and (d)) or in the Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (A) a Responsible Officer obtaining actual knowledge of such default and (B) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(e)); or
(f)(i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the

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transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in the Subsidiary Guaranty or in any writing furnished in connection with the Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or
(g)(i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness for borrowed money that is outstanding in an aggregate principal amount of at least the greater of (x) $50,000,000 (or its equivalent in the relevant currency of payment) and (y) the corresponding threshold in the Specified Credit Facility beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness for borrowed money in an aggregate outstanding principal amount of at least the greater of (x) $50,000,000 (or its equivalent in the relevant currency of payment) and (y) the corresponding threshold in the Specified Credit Facility or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has been accelerated and has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of such Indebtedness to convert such Indebtedness into equity interests), the Company or any Subsidiary has become obligated to purchase or repay Indebtedness for borrowed money before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least the greater of (x) $50,000,000 (or its equivalent in the relevant currency of payment) and (y) the corresponding threshold in the Specified Credit Facility; provided that this clause (g) shall not apply to (1) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, the net cash proceeds of which are used to repay such Indebtedness within thirty (30) days after such sale or transfer; or (2) convertible debt that becomes due as a result of a conversion or redemption event, other than as a result of an “event of default” (as defined in the documents governing such convertible debt); or
(h)the Company or any Subsidiary (other than any Immaterial Subsidiary) (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
(i)a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any Subsidiary (other than any Immaterial Subsidiary), a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take

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advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries (other than any Immaterial Subsidiary), or any such petition shall be filed against the Company or any Subsidiary Guarantor and such petition shall not be dismissed within 60 days; or
(j)any event occurs with respect to the Company or any Subsidiary (other than any Immaterial Subsidiary) which under the laws of any jurisdiction is analogous to any of the events described in Section 11(h) or Section 11(i), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(h) or Section 11(i); or
(k)one or more final judgments or orders for the payment of money aggregating in excess of the greater of (x) $50,000,000 (or its equivalent in the relevant currency of payment) and (y) the corresponding threshold in the Specified Credit Facility (to the extent not covered by independent third-party insurance or by an enforceable indemnity) are rendered against one or more of the Company and its Subsidiaries (other than Immaterial Subsidiaries) and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
(l)(i) the Subsidiary Guaranty shall cease to be in full force and effect in any material respect, (ii) any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of the Subsidiary Guaranty, or (iii) the obligations of any Subsidiary Guarantor under the Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of the Subsidiary Guaranty, except in the cases of clauses (i) and (ii) above as otherwise permitted by Section 9.7(b) or (c); or
(m)the Company or any of its Subsidiaries shall cause or permit the occurrence of any condition or event that would result in any recourse to any Obligor under any Permitted SBIC Guarantee, to the extent such recourse would reasonably be expected to have a Material Adverse Effect; or
(n)any SBIC Subsidiary shall become the subject of an enforcement action and be transferred into liquidation status by the SBA, to the extent such transfer would reasonably be expected to have a Material Adverse Effect; or
(o)if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (iv) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to

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such liabilities, (v) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (vi) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vii) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (viii) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (ix) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (ix) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(o), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.
Section 12.Remedies on Default, Etc.
Section 12.1Acceleration. If an Event of Default with respect to the Company described in Section 11(h), (i) or (j) (other than an Event of Default described in clause (i) of Section 11(h) or described in clause (vi) of Section 11(h) by virtue of the fact that such clause encompasses clause (i) of Section 11(h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
(b)If any other Event of Default has occurred and is continuing, the Super-Majority Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
(c)If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

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Section 12.2Holder Action. Each Purchaser and each holder of a Note agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against the Company or any Subsidiary Guarantor or any other obligor under this Agreement, the Subsidiary Guaranty or any of the Notes (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any property of any Obligor, except as provided in Section 12.1(a) and Section 12.1(c), without the prior written consent of the Super-Majority Holders. The provisions of this Section 12.2 are for the sole benefit of the holders of the Notes and shall not afford any right to, or constitute a defense available to, the Obligors.
Section 12.3Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of any Series of the Notes, at the Default Rate for such Series, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 12.4No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, the Subsidiary Guaranty or any Note upon any holder of any Note shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay on demand such further amount as shall be sufficient to cover all costs and expenses of such holders incurred in any enforcement or collection under this Section 12, including documented out-of-pocket costs and expenses of one special outside counsel for all of the holders of the Notes, taken as a whole (and, if reasonably required by the Required Holders, one local counsel in each applicable jurisdiction for all such holders, taken as a whole) collectively incurred in connection with any such enforcement or collection.

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Section 13.Registration; Exchange; Substitution of Notes.
Section 13.1Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes. For the avoidance of doubt, the language in this Section 13.1 is intended to cause the Notes to be issued in “registered form” as defined in Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and Sections 5f.103-1(c) and 1.871-14(c) of the U.S. Treasury Regulations, and such language shall be interpreted and applied consistently therewith.
Section 13.2Transfer and Exchange of Notes.
(a)Subject to clause (b) below, any registered holder of a Note or a Purchaser (an “Assigning Party”) may assign to one or more assignees (other than a Competitor) (an “Assignee”) all or a portion of its rights and obligations under its Note and/or under this Agreement.
(b)Any such assignment or transfer shall be subject to the following conditions: (i) the Assigning Party shall deliver to the Company a written instrument of transfer duly executed by the Assigning Party or such Assigning Party’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof; (ii) the Assignee shall have made the representations set forth in Section 6 to the Company; (iii) an exemption from registration of the Notes under the Securities Act is available; and (iv) if requested by the Company, the Assigning Party shall have delivered to the Company such certifications or other evidence to determine that such assignment or transfer is being made in compliance with the Securities Act and applicable state securities laws, in each case at the sole expense of the Assigning Party.
(c)Upon satisfaction of the conditions set forth in clause (b) above and surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Notes for such Series set forth in Schedule 1(a) or Schedule 1(b), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the

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surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or other similar governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note of each such holder may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6. Notwithstanding any other provision hereof, if a transferee, in connection with giving the representation set forth in Section 6.2, is required to make disclosure under Section 6.2(c), (d), (e) or (g), then no transfer of Notes shall be effective without the prior written consent of the Company, which consent, as to these matters, shall not be withheld if the Company reasonably determines that it is able to conclude (taking into account the specifics of the applicable disclosure) that the transfer of the Notes to the transferee would not constitute a transaction that is subject to the prohibitions of Section 406(a) of ERISA or in connection with which a tax could be imposed under Section 4975 of the Code.
Section 13.3Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation in the form of a lost note affidavit), and
(a)in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $500,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b)in the case of mutilation, upon surrender and cancellation thereof, within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
Section 14.Payments on Notes.
Section 14.1Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of the Company in such jurisdiction. The Company (or its agent or sub-agent) may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company, the principal office of the Company’s agent or sub-agent in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

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Section 14.2Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company (or its agent or sub-agent) will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.
Section 14.3Taxes.
(a)Any and all payments hereunder and under the Notes shall be made by the Company without setoff, offset, deduction, withholding or counterclaim, and free and clear of all Taxes, except as required by applicable law. If any withholding or deduction from any payment made by or on account of the Company hereunder or under any Note is required in respect of any Taxes pursuant to any applicable law, then the Company will (x) pay directly to the relevant authority the full amount required to be so withheld or deducted, (y) promptly forward to the holders an official receipt or other documentation reasonably satisfactory to the holders evidencing such payment to such authority and (z) if such Tax is an Indemnified Tax, increase the amount payable to the applicable holder by such additional amount as is necessary to ensure that the net amount actually received by each holder after such withholding or deduction has been made (including such withholdings and deductions on additional sums payable under this Section 14.3(a)) will equal the full amount such holder, as applicable, would have received had no such withholding or deduction for Indemnified Taxes been made.
(b)The Company shall indemnify any holder, within 10 Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 14.3(b)) payable or paid by such holder or required to be withheld or deducted from a payment to such holder and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by or on behalf of a holder, shall be conclusive absent manifest error.

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(c)Any holder that is entitled to an exemption from or reduction of withholding tax with respect to payments made under this Agreement or any Note shall deliver to the Company, at the time or times reasonably requested by the Company, such properly completed and executed documentation reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any holder, if reasonably requested by the Company, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company as will enable the Company to determine whether or not such holder is subject to backup withholding or information reporting requirements (including FATCA). Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (i) and (ii) of this Section 14.3(c)) shall not be required if in the holder’s reasonable judgment such completion, execution or submission would subject such holder to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such holder. Without limiting the generality of the foregoing, (i) any holder that is a United States Person shall deliver to the Company on or before the date on which such holder obtains a Note (and from time to time thereafter upon the reasonable request of the Company), executed copies of IRS Form W-9 certifying that such holder is exempt from U.S. federal backup withholding tax, and (ii) any holder that is a not United States Person shall deliver to the Company on or before the date on which such holder obtains a Note (and from time to time thereafter upon the reasonable request of the Company), executed copies of (A) the applicable IRS Form W-8 and (B) any other documentation prescribed by applicable law as a basis for claiming exemption (if any) from or a reduction (if any) in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made.
(d)If a payment made to a holder under this Agreement or any Note would be subject to U.S. federal withholding tax imposed by FATCA if such holder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such holder shall deliver to the Company at the time or times prescribed by law and at such time or times reasonably requested by the Company such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. For purposes of this Section 14.3(d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each holder agrees that if any form or certification it previously delivered under Section 14.3(c) or this Section 14.3(d) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company in writing of its legal inability to do so.
(e)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 14.3 (including by the payment of additional amounts pursuant to this Section 14.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 14.3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such

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indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 14.3(e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 14.3(e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 14.3(e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 14.3(e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(f)Each party’s obligations under this Section 14.3 shall survive any assignment of rights by, or the replacement of, a holder, the termination of this Agreement and the repayment, satisfaction or discharge of all obligations under this Agreement and the Notes.
Section 15.Expenses, Etc.
Section 15.1Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable and documented out-of-pocket costs and expenses (but limited, in the case of attorneys’ fees and expenses, to the reasonable and documented out-of-pocket attorneys’ fees of one special counsel for, collectively, the Purchasers and each other holder of a Note, taken as a whole, and, if reasonably required by the Required Holders, one local counsel in each applicable jurisdiction for all such holders, taken as a whole) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and the Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI). For the avoidance of doubt, this Section 15.1 shall not apply to any taxes other than taxes that arise from non-tax claims.
The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), and (ii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (but limited, in the case of attorneys’ fees and expenses, to the reasonable and documented out-of-pocket

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attorneys’ fees of one special counsel for, collectively, the Purchasers and each other holder of a Note, taken as a whole, and, if reasonably required by the Required Holders, one local counsel in each applicable jurisdiction for all such Purchasers and holders, taken as a whole) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company, in each case, other than any such judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation that resulted from (x) the bad faith, gross negligence or willful misconduct by such Purchaser or such holder of a Note as determined in a final non-appealable judgment from a court of competent jurisdiction or (y) a claim between any Purchaser or holder of a Note, on the one hand, and any other Purchaser or holder of a Note, on the other hand (other than claims arising out of any act or omission by the Company and/or its Affiliates). Notwithstanding anything to the contrary, no party hereto shall be liable to any other party hereto for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of the transactions contemplated hereunder or under the Subsidiary Guaranty or any Note.
Section 15.2Certain Taxes. The Company agrees to pay, without duplication of any amount paid under Section 14.3, all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the Subsidiary Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or the Subsidiary Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.
Section 15.3Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Subsidiary Guaranty or the Notes, and the termination of this Agreement.
Section 16.Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the Subsidiary Guaranty (if any) embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

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Section 17.Amendment and Waiver.
Section 17.1Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:
(a)no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 6 or 21 hereof, or any defined term (as it is used in any such Section), will be effective as to any Purchaser unless consented to by such Purchaser in writing,
(b)no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note directly affected thereby at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, (iii) change the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to the applicable Closing that appear in Section 4, or (iv) amend any of Section 8 (except as set forth in the second sentence of Section 8.2 and Section 17.1(c)), Section 11(a), Section 11(b), Section 12, Section 17 or Section 20; and
(c)Section 8.5 may be amended or waived to permit offers to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions only with the written consent of the Company and the Super-Majority Holders.
(d)For the avoidance of doubt, if the Notes to be issued to any Purchaser are not issued and sold to such Purchaser as of the applicable Closing Day due to any of the conditions specified in Section 4 not being satisfied, then the consent of such Purchaser (as to such Notes not issued and sold as of the applicable Closing Day but not in respect of any other Notes that remain scheduled to be issued and sold to such Purchaser or any outstanding Notes held by such Purchaser) shall not be required for any amendments or waivers of this Agreement or the Notes.
Section 17.2Solicitation of Holders of Notes.
(a)Solicitation. The Company will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser or holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or the Subsidiary Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or the Subsidiary Guaranty to each Purchaser or holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers and/or holders of Notes.

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(a)Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of the Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.
(b)Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or the Subsidiary Guaranty by a Purchaser or holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates (either pursuant to a waiver under Section 17.1(c) or subsequent to Section 8.5 having been amended pursuant to Section 17.1(c)), in each case in connection with such consent, shall be void and of no force or effect except solely as to such Purchaser or holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other Purchasers and holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such Purchaser or holder.
Section 17.3Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or the Subsidiary Guaranty applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or the Subsidiary Guaranty shall operate as a waiver of any rights of any Purchaser or holder of such Note.
Section 17.4Notes Held by Company, Etc. Solely for the purpose of determining whether the Purchasers or holders of all or the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in the Subsidiary Guaranty or the Notes to be taken upon the direction of the Purchasers and/or holders of all or a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.
Section 18.Notices.
Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage

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prepaid), (c) by an internationally recognized overnight delivery service (charges prepaid), or (d) by e-mail, provided, that, in the case of this clause (d), upon written request of any holder to receive paper copies of such notices or communications, the Company will promptly deliver such paper copies to such holder. Any such notice must be sent:
(i)if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule or at such other address as such Purchaser or nominee shall have specified to the Company in writing,
(ii)if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or
(iii)if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Jonathan Landsberg, or at such other address or to the attention of such other Person as the Company shall have specified to the holder of each Note in writing, in each case, with a copy (which shall not constitute notice) to: Dechert LLP, Three Bryant Park, 1095 Avenue of the Americas, New York, New York 10036, Attn: Jay Alicandri, Fax: (212) 698-3599, Email: jay.alicandri@dechert.com.
Notices under this Section 18 will be deemed given only when actually received. Notwithstanding anything to the contrary contained herein, any notice to be given by the Company (other than an Officer’s Certificate) may be delivered by an agent or sub-agent of the Company.
Section 19.Reproduction of Documents.
This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the applicable Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
Section 20.Confidential Information.
For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was adequately identified when received by such Purchaser as being confidential

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information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors, investment advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or the Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.
In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or other holder of a Note is required to agree to a confidentiality undertaking (whether a secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such other holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

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Section 21.Substitution of Purchaser.
Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by prior written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.
Section 22.Miscellaneous.
Section 22.1Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) permitted hereby, whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.
Section 22.2Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
(b)If, at any time, either the Company or the Required Holders shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the parties shall negotiate in good faith to amend such provision to preserve the original intent

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thereof in light of such change in GAAP; provided that until so amended, such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
Section 22.3Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 22.4Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
Section 22.5Counterparts; Electronic Contracting. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Agreement.  Delivery of an electronic signature to, or a signed copy of, this Agreement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company, or the keeping of

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records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 22.6Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 22.7Jurisdiction and Process; Waiver of Jury Trial. The Company and each Purchaser irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company and each Purchaser irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)The Company and each Purchaser agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.
(c)The Company and each Purchaser consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company and each Purchaser agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(d)Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

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(e)The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.
* * * * *

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If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

Barings Private Credit Corporation

By:	/s/ Jonathan Landsberg
	Name:	Jonathan Landsberg
	Title:	Chief Financial Officer and Treasurer

[Signature page to Note Purchase Agreement – BPCC]

This Agreement is hereby
accepted and agreed to as
of the date hereof.

USAA LIFE INSURANCE COMPANY
By:    Carlyle Global Credit Investment Management L.L.C.,
    as investment manager

    By:    /s/ Joshua Lefkowitz
    Name: Joshua Lefkowitz
    Title: Managing Director

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
By:    Carlyle Global Credit Investment Management L.L.C.,
    as investment manager

    By:    /s/ Joshua Lefkowitz
    Name: Joshua Lefkowitz
    Title: Managing Director

GUARANTY INCOME LIFE INSURANCE COMPANY
By:    Kuvare Insurance Services LP, Its Investment Manager

    By:    /s/ Thomas Shanklin
    Name: Thomas Shanklin
    Title:    Authorized Signatory

UNITED LIFE INSURANCE COMPANY
By:    Kuvare Insurance Services LP, Its Investment Manager

    By:    /s/ Thomas Shanklin
    Name: Thomas Shanklin
    Title:    Authorized Signatory

LINCOLN BENEFIT LIFE COMPANY
By:    Kuvare Insurance Services LP, Its Investment Manager

    By:    /s/ Thomas Shanklin
    Name: Thomas Shanklin
    Title:    Authorized Signatory

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:    /s/ Brian Keating
Name: Brian Keating
Title: Senior Managing Director

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

By:    /s/ Brian Keating
Name: Brian Keating
Title: Senior Managing Director

BANNER LIFE INSURANCE COMPANY
By:    Barings LLC as Investment Adviser

By:    /s/ James Moore
Name: James Moore
Title: Managing Director

SELECTIVE INSURANCE COMPANY OF AMERICA

By:    /s/ Vaibhav Kalia
Name: Vaibhav Kalia
Title: VP, Senior Portfolio Manager

Schedule A
Defined Terms
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“2021 Annual Report” is defined in Section 6.3.
“2021 Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of July 29, 2021, by and among the Company and the purchasers listed on the signature pages thereto, pursuant to which the Company issued and sold senior unsecured promissory notes in an aggregate principal amount of $150,000,000.
“Acceptable Rating Agency” means (a) any one of S&P, Moody’s, Fitch or Kroll and (b) any other nationally recognized credit rating organization that is recognized as a nationally recognized statistical rating organization by the SEC and approved by the Required Holders, so long as, in each case, any such credit rating organization described in clause (a) or (b) above continues to be a nationally recognized statistical rating organization recognized by the SEC and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC.
“Additional Covenant” is defined in Section 9.11.
“Adjusted Interest Rate” is defined in Section 1.2(b)(iii).
“Administration Agreement” means that certain Administration Agreement, dated May 13, 2021, by and between the Company and Barings LLC, as amended, supplemented or restated from time to time and any successor agreement thereto.
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company. Anything herein to the contrary notwithstanding, the term “Affiliate” shall not include (i) any Person that constitutes a Portfolio Investment held by any Obligor or any of its or their subsidiaries in the ordinary course of business or (ii) Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company, any other Purchaser as of the Effective Date or any Affiliate or Related Fund thereof (other than, for the avoidance of doubt, the Company, any of its Subsidiaries or any holder of the Equity Interests of the Company) that is a holder of the Notes issued under this Agreement.
“Agreement” means this Note Purchase Agreement, including all Schedules and Exhibits attached to this Agreement.
Schedule A
(to Note Purchase Agreement)
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“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.
“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
“Asset Coverage Ratio” means, on a consolidated basis for the Company and its subsidiaries, the ratio which the value of total assets, less all liabilities and indebtedness not represented by Senior Securities, bears to the aggregate amount of Senior Securities representing indebtedness of the Company and its subsidiaries (all as determined pursuant to the Investment Company Act and any orders of the SEC issued to the Company thereunder). For clarity, the calculation of the Asset Coverage Ratio shall be made in accordance with any exemptive order issued by the SEC under Section 6(c) of the Investment Company Act relating to the exclusion of any Indebtedness of any SBIC Subsidiary from the definition of Senior Securities.
“Assignee” is defined in Section 13.2(a).
“Assigning Party” is defined in Section 13.2(a).
“Below Investment Grade Event” is defined in Section 1.2(b)(iv).
“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of comprehensive sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).
“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.
“Cash Equivalents” means (a) U.S. Government Securities maturing within 1 year from the applicable date of determination, (b) securities that are direct obligations of, and obligations the timely payment of principal and interest on which is issued by, any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the applicable date of determination and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) commercial paper maturing no more than 270 days from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, bankers’ acceptances and time deposits maturing within 1 year from the date of acquisition thereof issued or guaranteed by or placed with, any bank organized under the laws of the United States or any state thereof or under the laws of a Permitted Foreign Jurisdiction, (e) money market and demand deposit accounts issued by, offered by or maintained with any bank organized under the laws of the United States or any state

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or under the laws of a Permitted Foreign Jurisdiction, (f) fully collateralized repurchase agreements with a term of not more than 30 days from the date of acquisition thereof for U.S. Government Securities and entered into with (i) a financial institution satisfying the criteria described in clause (d) of this definition or (ii) a primary dealer in U.S. Government Securities having (or being a member of a consolidated group having) at such date of acquisition, a credit rating of at least A-1 from S&P or at least P-1 from Moody’s, (g) certificates of deposit or bankers’ acceptances with a maturity of 90 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $1,000,000,000, and (h) money market funds or mutual funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.
“Change in Control” means (a) the acquisition of direct or indirect Control of the Company by any Person or group other than the Investment Advisor, Cliffwater Corporate Lending Fund or their respective Affiliates; or (b) the Investment Advisor shall cease to be the investment advisor of the Company.
“Closing” means the Series D Closing or the Series E Closing, as applicable.
“Closing Day” means the Series D Closing Day or the Series E Closing Day, as applicable.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” is defined in the first paragraph of this Agreement.
“Competitor” means (a) any entity that has elected to be regulated as a “business development company” under the Investment Company Act; and (b) any Person who is not an Affiliate of the Company or any of its subsidiaries and who is actively engaged, as its primary business, in the same or similar line of business as any material business of the Company or any of its subsidiaries as of the Effective Date; provided, however, that (x) in no event shall any insurance company, bank, trust company, pension plan, savings and loan association or any other similar financial institution or entity (regardless of legal form) be deemed to be a Competitor and (y) in no event shall any entity which (i) maintains passive investments in any Person which is a Competitor and (ii) is not an asset manager, a vehicle of an asset manager or a Person controlled by an asset manager, solely because of such passive investments, be deemed a Competitor.
“Confidential Information” is defined in Section 20.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.
“Controlled Entity” means any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates.

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“Controlled Foreign Corporation” means any Subsidiary which is (i) a “controlled foreign corporation” (within the meaning of Section 957 of the Code), (ii) a Subsidiary substantially all the assets of which consist (directly or indirectly through one or more flow-through entities) of Equity Interests and/or indebtedness of one or more Subsidiaries described in clause (i) of this definition, or (iii) without duplication of clause (i) or (ii) of this definition, an entity treated as disregarded for U.S. federal income tax purposes and substantially all of the assets of which consist (directly or indirectly through one or more flow-through entities) of the Equity Interests and/or indebtedness of one or more Subsidiaries described in clause (i) or (ii) of this definition.
“Cure Right” is defined in Section 10.6(d).
“Debt Rating” means the debt rating of the Notes as determined from time to time by any Acceptable Rating Agency.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” means, with respect to any Note, the rate of interest per annum that is 2.0% above the rate of interest then in effect pursuant to Section 1.2 and clause (a) of the first paragraph of such Note (including, for the avoidance of doubt, the Adjusted Interest Rate and the Secured Debt Margin (as applicable)).
“Disclosure Documents” is defined in Section 5.3.
“Disqualified Equity Interests” means any Equity Interests which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Equity Interests), in whole or in part, on or prior to 91 days following the latest Maturity Date at the time such Equity Interests is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to 91 days following the latest Maturity Date shall constitute Disqualified Equity Interests), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests that would constitute Disqualified Equity Interests, in each case at any time on or prior to 91 days following the latest Maturity Date at the time such Equity Interests is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Equity Interests), in whole or in part, which may come into effect prior to 91 days following the latest Maturity Date at the time such Equity Interests is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to 91 days following the latest Maturity Date shall constitute Disqualified Equity Interests) or (d) requires scheduled payments of dividends in cash on or prior to 91 days following the latest Maturity Date at the time such Equity Interests is issued; provided that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the

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occurrence of any Change in Control occurring prior to 91 days following the latest Maturity Date at the time such Equity Interests is issued shall not constitute Disqualified Equity Interests if (x) such Equity Interests provides that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the date that the Notes have been repaid in full (other than continent indemnification obligations) (the “Termination Date”) or (y) such redemption is subject to events that would cause the Termination Date to occur.
“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.
“Effective Date” means the date on which the conditions to effectiveness of this Agreement in Section 4.1 are fulfilled in accordance with the terms thereof.
“Environmental Laws” means any applicable federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, or settlement or consent agreements relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest. As used in this Agreement, “Equity Interests” shall not include convertible debt unless and until such debt has been converted to capital stock.
“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414(b), (c), (m) or (o) of the Code.
“Event of Default” is defined in Section 11.
“Excluded Subsidiaries” means, collectively, (a) any Financing Subsidiary, (b) any bankruptcy remote special purpose vehicle, (c) any Person that constitutes an Investment held by the Company that is not, under generally accepted accounting principles in the United States, consolidated on the financial statements of the Company and its Subsidiaries, and (d) any Subsidiary of any of the foregoing, in each case, so long as any such Person described in clauses (a) through (d) above is not a guarantor, borrower or co-borrower with respect to the Specified Credit Facility.
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a holder or required to be withheld or deducted from a payment to a holder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such holder being organized under the laws of, or having its principal office or, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such holder with respect to an applicable

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interest in the Notes pursuant to a law in effect on the date on which (i) such holder acquires such Notes or (ii) such holder changes its lending office, except in each case to the extent that, pursuant to Section 14.3, amounts with respect to such Taxes were payable either to such holder’s assignor immediately before such holder became a party hereto or to such holder immediately before it changed its lending office, (c) Taxes attributable to such holder’s failure to comply with Section 14.3(c) or Section 14.3(d) and (d) any withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Financial Covenant Default” means a Default under Section 11(c) for failure to comply with Section 10.6(a) or 10.6(b).
“Financing Subsidiary” means (a) any Structured Subsidiary or (b) any SBIC Subsidiary.
“Fitch” means Fitch Ratings, Inc. or any successor thereto.
“Foreign Subsidiary” means any Subsidiary of the Company that is a Controlled Foreign Corporation or a Subsidiary of a Controlled Foreign Corporation.
“Form 10-K” is defined in Section 7.1(b).
“Form 10-Q” is defined in Section 7.1(a).
“GAAP” means (a) generally accepted accounting principles as in effect from time to time in the United States of America and (b) for purposes of Section 9.6, with respect to any Subsidiary, generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in the jurisdiction of organization of such Subsidiary.
“Governmental Authority” means
(a)    the government of
(i)    the United States of America or any state or other political subdivision thereof, or
(ii)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

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(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Guaranty” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guaranty shall not include (i) “bad boy” guaranties and (ii) endorsements for collection or deposit in the ordinary course of business or customary indemnification agreements entered into in the ordinary course of business in connection with obligations that do not constitute Indebtedness. The amount of any Guaranty at any time shall be deemed to be an amount equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guaranty is incurred, unless the terms of such Guaranty expressly provide that the maximum amount for which such Person may be liable thereunder is a lesser amount (in which case the amount of such Guaranty shall be deemed to be an amount equal to such lesser amount). The terms “Guaranteed” and “Guarantees” shall have correlative meanings.
“Hazardous Materials” means any and all pollutants, contaminants, or toxic or hazardous wastes, substances or which are regulated by Environmental Law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, or petroleum products.
“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Section 7, Section 12, Section 17.2 and Section 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.
“Immaterial Subsidiaries” means those Subsidiaries of the Company that are designated as “Immaterial Subsidiaries” by the Company from time to time (it being understood that the Company may at any time change any such designation); provided that such designated Immaterial Subsidiaries shall collectively meet all of the following criteria as of the date of (x) the designation of each such Immaterial Subsidiary and (y) the most recent balance sheet required to be delivered pursuant to Section 7.1 (and the Company shall in each case deliver to the holders of the Notes a certificate of a Senior Financial Officer to such effect setting forth reasonably detailed calculations demonstrating such compliance): (a) the aggregate assets of all

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such Subsidiaries and their Subsidiaries (on a consolidated basis) as of such date do not exceed an amount equal to 5% of the consolidated assets of the Company and its subsidiaries as of such date; and (b) the aggregate revenues of all such Subsidiaries and their Subsidiaries (on a consolidated basis) for the fiscal quarter ending on such date (or, in the event that the designation of such Immaterial Subsidiary occurs prior to the end of the first fiscal quarter ending after the Effective Date, the fiscal quarter ended immediately prior to the date of designation) do not exceed an amount equal to 5% of the consolidated revenues of the Company and its subsidiaries for such period. Notwithstanding the foregoing, no Immaterial Subsidiary that is or later becomes a Subsidiary Guarantor may be an Immaterial Subsidiary.
“Incorporated Covenant” is defined in Section 9.11(b).
“Indebtedness” with respect to any Person means, at any time, without duplication,
(a)    its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;
(b)    its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);
(c)     all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);
(d)    all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);
(e)    the aggregate Swap Termination Value of all Swap Contracts of such Person; and
(f)    any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.
Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. Notwithstanding the foregoing, “Indebtedness” shall not include (x) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or Investment to satisfy unperformed obligations of the seller of such asset or Investment, (y) a commitment arising in the ordinary course of business to make a future Portfolio Investment or fund the delayed draw or unfunded portion of any existing Portfolio Investment or (z) indebtedness of an Obligor on account of the sale by an Obligor of the first out tranche of any debt Portfolio Investment that is entitled to the benefit of a first lien that arises solely as an accounting matter under ASC 860, provided that such indebtedness (i) is non-recourse to the Company and its Subsidiaries and (ii)

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would not represent a claim against the Company or any of its Subsidiaries in a bankruptcy, insolvency or liquidation proceeding of the Company or its Subsidiaries, in each case in excess of the amount sold or purportedly sold.
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Issuer under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes.
“INHAM Exemption” is defined in Section 6.2(e).
“Institutional Investor” means (a) any Purchaser, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“Interest Payment Date” is defined in Section 1.2(d).
“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person (including convertible securities) or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) Swap Contracts.
“Investment Advisor” means (a) Barings LLC, (b) an Affiliate of Barings LLC or (c) another investment advisor reasonably satisfactory to the Required Holders.
“Investment Advisory Agreement” means that certain Amended and Restated Investment Advisory Agreement, dated November 10, 2021, by and between the Company and Barings LLC, as amended, supplemented or restated from time to time and any successor agreement thereto.
“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.
“Investment Company Act Asset Coverage” means the minimum asset coverage required to be maintained by the Company to comply with the Investment Company Act.

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“Investment Grade” means a rating of at least BBB- by S&P, Baa3 by Moody’s, BBB- by Fitch, BBB- by Kroll or the equivalent by any other Acceptable Rating Agency.
“Investment Policies” means, with respect to the Company, the investment objectives, policies, restrictions and limitations as the same may be changed, altered, expanded, amended, modified, terminated or restated from time to time.
“Kroll” means Kroll Bond Rating Agency, Inc., or if applicable, its successor.
“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements but, in the case of Portfolio Investments that are equity securities, excluding customary drag-along, tag-along, right of first refusal and other similar rights in favor of other equity holders of the same issuer). For the avoidance of doubt, in the case of Investments that are loans or other debt obligations, customary restrictions on assignments or transfers thereof on customary and market based terms pursuant to the underlying documentation relating to such Investment shall not be deemed to be a “Lien”.
“Make-Whole Amount” is defined in Section 8.6.
“MassMutual Purchaser” means Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company and/or one or more of their respective Affiliates and Related Funds that it (or its registered investment advisor) solely controls and for which it makes the investment and voting decisions.
“Material” means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole (excluding in any case a decline in the net asset value of the Company or its Subsidiaries or a change in general market conditions or values of the Portfolio Investments of the Company and its Subsidiaries (taken as a whole)), (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty.
“Material Indebtedness” means Indebtedness (other than the Notes), of any one or more of the Company and its Subsidiaries (excluding any Financing Subsidiary) in an aggregate outstanding principal amount exceeding $50,000,000.
“Maturity Date” is defined in the first paragraph of each Note.
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

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“Most Favored Lender Notice” means a written notice from the Company to each of the holders of the Notes delivered promptly, and in any event within ten (10) Business Days after the inclusion of any Additional Covenant in the Specified Credit Facility (including by way of amendment or other modification of any existing provision thereof), pursuant to Section 9.11 by a Senior Financial Officer in reasonable detail, including reference to Section 9.11, a verbatim statement of such Additional Covenant (including any defined terms used therein).
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners.
“Net Debt to Equity Ratio” means, as of any date of determination, the ratio of (a) the aggregate amount of Senior Securities representing Indebtedness for borrowed money of the Company and its consolidated subsidiaries (including under the Notes) as of such date, in each case as determined pursuant to the Investment Company Act, and any orders of the SEC issued to or with respect to Company thereunder, including any exemptive relief granted by the SEC with respect to the indebtedness of any SBIC Subsidiary, less all cash and Cash Equivalents of the Company and its consolidated subsidiaries (but excluding, for purposes of this clause (a), the aggregate amount of any Indebtedness held by the Company or any consolidated subsidiary thereof), to (b) Stockholders’ Equity at the last day of the fiscal quarter of the Company ending on or immediately prior to such date of determination, as applicable.
“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.
“Notes” is defined in Section 1.1.
“Obligors” means, collectively, the Company and the Subsidiary Guarantors.
“Obligors’ Net Worth” means, at any date, Stockholders’ Equity.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

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“Other Connection Taxes” shall mean, with respect to any holder, Taxes imposed as a result of a present or former connection between such holder and the jurisdiction imposing such Tax (other than connections arising from such holder having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any Note, or sold or assigned an interest in any Note or this Agreement).
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any Note, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Permitted Foreign Jurisdiction” means Canada, Germany, Ireland, Luxembourg, the Netherlands, Australia, New Zealand, Denmark, Norway, Sweden and Switzerland and the United Kingdom.
“Permitted SBIC Guarantee” means a Guaranty by the Company of Indebtedness of an SBIC Subsidiary on the SBA’s then applicable form, provided that the recourse to the Company thereunder is expressly limited only to periods after the occurrence of an event or condition that is an impermissible change in the control of such SBIC Subsidiary.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title IV of ERISA (other than a Multiemployer Plan) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has any liability.
“Portfolio Investment” means any Investment held by the Company and its subsidiaries in their asset portfolio (and, for the avoidance of doubt, shall not include any Subsidiary of the Company).
“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.
“Private Rating Letter” means a letter issued by an Acceptable Rating Agency in connection with any private debt rating for the Notes, which (a) sets forth the Debt Rating for the Notes, (b) refers to the Private Placement Number issued by the PPN CUSIP Unit of CUSIP Global Services in respect of the Notes, (c) addresses the likelihood of payment of both principal and interest

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on the Notes (which requirement shall be deemed satisfied if either (x) such letter includes confirmation that the rating reflects the Acceptable Rating Agency’s assessment of the Company’s ability to make timely payment of principal and interest on the Notes or a similar statement or (y) such letter is silent as to the Acceptable Rating Agency’s assessment of the likelihood of payment of both principal and interest and does not include any indication to the contrary), (d) includes such other information describing the relevant terms of the Notes as may be required from time to time by the SVO or any other Governmental Authority having jurisdiction over any holder of any Notes and (e) shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the letter from being shared with the SVO or any other Governmental Authority having jurisdiction over any holder of any Notes.
“Private Rating Rationale Report” means, with respect to any Private Rating Letter, a report issued by the Acceptable Rating Agency in connection with such Private Rating Letter setting forth an analytical review of the Notes explaining the transaction structure, methodology relied upon, and, as appropriate, analysis of the credit, legal, and operational risks and mitigants supporting the assigned private Debt Rating for the Notes, in each case, on the letterhead of the Acceptable Rating Agency or its controlled website and generally consistent with the work product that an Acceptable Rating Agency would produce for a similar publicly rated security and otherwise in form and substance generally required by the SVO or any other Governmental Authority having jurisdiction over any holder of any Notes from time to time. Such report shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the report from being shared with the SVO or any other Governmental Authority having jurisdiction over any holder of any Notes.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“PTE” is defined in Section 6.2(a).
“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2) and any Substitute Purchaser (so long as any such substitution complies with Section 21), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 or as the result of a substitution pursuant to Section 21 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.
“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.
“QPAM Exemption” is defined in Section 6.2(d).
“Qualified Equity Interests” of any Person means any Equity Interests of such Person that is not Disqualified Equity Interests.

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“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Required Holders” means at any time (a) during the period beginning on the Series D Closing Day to and including the Series E Closing Day, all Purchasers of Series E Notes, and the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates) and (b) at all times after the Series E Closing Day, the holders of greater than 50.00% in principal amount of the Notes (without regard to Series) at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates); provided that, in each case, at any time one or more MassMutual Purchasers hold more than 50.00% in aggregate principal amount of the Notes at the time outstanding and there is at least one (1) holder of Notes that is not a MassMutual Purchaser at such time, “Required Holders” shall include at least one (1) holder of Notes that is not a MassMutual Purchaser.
“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“RIC” means a person qualifying for treatment as a “regulated investment company” under the Code.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc., a New York corporation, or any successor thereto.
“SBA” means the United States Small Business Administration or any Governmental Authority succeeding to any or all of the functions thereof.
“SBIC Subsidiary” means any subsidiary of the Company (or such subsidiary’s general partner or manager entity) that is (x) either (i) a “small business investment company” licensed by the SBA (or that has applied for such a license and is actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently conducted) under the Small Business Investment Act of 1958, as amended, or (ii) any wholly-owned, direct or indirect, subsidiary of an entity referred to in clause (x)(i) of this definition, and (y) designated in writing by the Company (as provided below) as an SBIC Subsidiary, so long as:
(a)    other than pursuant to a Permitted SBIC Guarantee or the requirement by the SBA that the Company make an equity or capital contribution to the SBIC Subsidiary in connection with its incurrence of Indebtedness (provided that such contribution is permitted by the Specified Credit Facility and is made substantially contemporaneously with such incurrence), no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Person (i) is Guaranteed by the Company or any of its subsidiaries (other than any SBIC Subsidiary), (ii) is recourse to or obligates the Company or any of its subsidiaries (other than any SBIC Subsidiary) in any way, or (iii) subjects any property of the Company or any of its subsidiaries (other than any SBIC Subsidiary) to

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the satisfaction thereof, other than Equity Interests in any SBIC Subsidiary pledged to secure such Indebtedness;
(b)    neither the Company nor any of its subsidiaries (other than any SBIC Subsidiary) has any obligation to such Person to maintain or preserve its financial condition or cause it to achieve certain levels of operating results; and
(c)    such Person has not Guaranteed or become a co-borrower under, and has not granted a security interest in any of its properties to secure, and the Equity Interests it has issued are not pledged to secure, in each case, any indebtedness, liabilities or obligations of any one or more of the Obligors.
Any designation by the Company under clause (y) above shall be effected pursuant to a certificate of a Senior Financial Officer delivered to the Purchasers, which certificate shall include a statement to the effect that, to the best of such Senior Financial Officer’s knowledge, such designation complied with the foregoing conditions.
“SEC” means the Securities and Exchange Commission of the United States of America.
“Section 8.8 Proposed Prepayment Date” is defined in Section 8.8(b).
“Secured Debt Margin” is defined in Section 1.2(c).
“Secured Debt Percentage” means, as of any date of determination, on a consolidated basis for the Company and its subsidiaries, the percentage which the aggregate amount of secured indebtedness of the Company and its subsidiaries that is subject to any Lien as of such date, bears to the value of total assets of the Company and its subsidiaries.
“Securities” or “Security” shall have the meaning specified in section 2(a)(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
“Senior Securities” means senior securities (as such term is defined and determined pursuant to the Investment Company Act and any orders of the SEC issued to the Company thereunder).
“Series” means any series of Notes issued hereunder.
“Series D Closing” is defined in Section 3.
“Series D Closing Day” is defined in Section 3.

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“Series D Notes” is defined in Section 1.1.
“Series E Closing” is defined in Section 3.
“Series E Closing Day” is defined in Section 3.
“Series E Notes” is defined in Section 1.1.
“Source” is defined in Section 6.2.
“Special Equity Interest” means any Equity Interest that is subject to a Lien in favor of creditors of the issuer of such Equity Interest provided that such Lien was created to secure Indebtedness owing by such issuer to such creditors.
“Specified Credit Facility” means, at any time, any revolving credit facility, term loan facility or financing agreement similar to this Agreement (whether in the form of a loan agreement, note purchase agreement, credit agreement, indenture or other agreement creating or evidencing Indebtedness for borrowed money) in respect of which the Company is an obligor (or otherwise provides a guarantee or other credit support) with the largest aggregate principal amount outstanding or available for borrowing thereunder in an aggregate principal amount in excess of $50,000,000 (other than the Notes, this Agreement, bonds, converts, public or registered offerings of debt securities or investments or prime brokerage facilities) as of such date, if any, as such facility or agreement may be amended, restated, supplemented, otherwise modified, refinanced or replaced from time to time. As of the Effective Date, the 2021 Note Purchase Agreement is currently the Specified Credit Facility.
“Standard Securitization Undertakings” means, collectively, (a) customary arms-length servicing obligations (together with any related performance guarantees), (b) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for breach of representations and warranties referred to in clause (c), and (c) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in commercial loan securitizations (in each case in clauses (a), (b) and (c) excluding obligations related to the collectability of the assets sold or the creditworthiness of the underlying obligors and excluding obligations that constitute credit recourse).
“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.
“Stockholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of stockholders’ equity for the Company and its subsidiaries at such date.

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“Structured Subsidiary” means:
(a)each entity set forth on Schedule 5.4B hereto;
(b)a direct or indirect subsidiary of the Company, which is formed in connection with such subsidiary obtaining and maintaining third-party financing, and which engages in no material activities other than in connection with the purchase and financing of such assets, and which is designated by the Company (as provided below) as a Structured Subsidiary; and, so long as:
(i)no portion of the Indebtedness or any other obligations (contingent or otherwise) of such subsidiary (i) is Guaranteed by any Obligor (other than Guarantees in respect of Standard Securitization Undertakings), (ii) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property of any Obligor (other than property that has been contributed or sold or otherwise transferred to such subsidiary in accordance with the terms of the Specified Credit Facility), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee thereof; and
(ii)no Obligor has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results; and
(c)any passive holding company that is designated by the Company (as provided below) as a Structured Subsidiary, so long as:
(i)such passive holding company is the direct parent of a Structured Subsidiary referred to in clause (a);
(ii)such passive holding company engages in no activities and has no assets (other than in connection with the transfer of assets to and from a Structured Subsidiary referred to in clause (a), and its ownership of all of the Equity Interests of a Structured Subsidiary referred to in clause (a)) or liabilities;
(iii)all of the Equity Interests of such passive holding company are owned directly by an Obligor;
(iv)no Obligor has any contract, agreement, arrangement or understanding with such passive holding company; and
(v)no Obligor has any obligation to maintain or preserve such passive holding company’s financial condition or cause such entity to achieve certain levels of operating results.
Any such designation by the Company pursuant to (b) and (c) of this definition shall be effected pursuant to a certificate of a Senior Financial Officer delivered to the Purchasers, which certificate shall include a statement to the effect that, to such Senior Financial Officer’s knowledge,

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such designation complied with the applicable foregoing conditions. Each subsidiary of a Structured Subsidiary shall be deemed to be a Structured Subsidiary and shall comply with the foregoing requirements of this definition.
“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Excluded Subsidiary. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Subsidiary Guarantor” means each Subsidiary that has executed and delivered the Subsidiary Guaranty or a joinder thereto.
“Subsidiary Guaranty” is defined in Section 9.7(a).
“Substitute Purchaser” is defined in Section 21.
“Super-Majority Holders” means at any time (a) during the period beginning on the Series D Closing Day to and including the Series E Closing Day, all Purchasers of Series E Notes, and the holders of more than 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates) and (b) at all times after the Series E Closing Day, the holders of greater than 66-2/3% in principal amount of the Notes (without regard to Series) at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates); provided that, in each case, at any time one or more MassMutual Purchasers hold more than 66-2/3% in aggregate principal amount of the Notes at the time outstanding and there is at least one (1) holder of Notes that is not a MassMutual Purchaser at such time, “Super-Majority Holders” shall include at least one (1) holder of Notes that is not a MassMutual Purchaser.
“SVO” means the Securities Valuation Office of the NAIC.
“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.

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“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
“U.S. Government Securities” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States.
“Wholly-Owned Subsidiary” means, at any time, any subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

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Schedule 1(a)
[Form of Series D Note]

[THE NOTE REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 IS AVAILABLE.]
Barings Private Credit Corporation
6.00% Series D Senior Unsecured Note Due May 10, 2027
No. RD-[_____]    [●]
$[_______]    PPN: 06763A B*1

For Value Received, the undersigned, Barings Private Credit Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on May 10, 2027 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.00% per annum or the Adjusted Interest Rate, as applicable, plus, if applicable, the Secured Debt Margin as determined in accordance with Section 1.2 of the Note Purchase Agreement (as defined below), from the date hereof, payable semiannually, on the 10th day of May and November in each year, commencing with the May or November next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount (if any), at a rate per annum from time to time equal to the Default Rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the Company in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Unsecured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated May 10, 2022 (as from time to time amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits
SCHEDULE 1(A)
(to Note Purchase Agreement)
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thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in (and subject to the terms and conditions of) the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Note Purchase Agreement.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Barings Private Credit Corporation

By:
Name:
Title:
2

Schedule 1(b)
[Form of Series E Note]

[THE NOTE REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 IS AVAILABLE.]
Barings Private Credit Corporation
6.00% Series E Senior Unsecured Note Due May 10, 2027
No. RE-[_____]    [●]
$[_______]    PPN: 06763A B@9

For Value Received, the undersigned, Barings Private Credit Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on May 10, 2027 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.00% per annum or the Adjusted Interest Rate, as applicable, plus, if applicable, the Secured Debt Margin as determined in accordance with Section 1.2 of the Note Purchase Agreement (as defined below), from the date hereof, payable semiannually, on the 10th day of May and November in each year, commencing with the May or November next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount (if any), at a rate per annum from time to time equal to the Default Rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the Company in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Unsecured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated May 10, 2022 (as from time to time amended,
Schedule 1(B)
(to Note Purchase Agreement)
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restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in (and subject to the terms and conditions of) the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Note Purchase Agreement.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Barings Private Credit Corporation

By:
Name:
Title:
2

Schedule 5.3
Disclosure Materials
[Intentionally Omitted]
Schedule 5.3
(to Note Purchase Agreement)
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Schedule 5.4A
Subsidiaries of the Company and
Ownership of Subsidiary Stock

[Intentionally Omitted]
Schedule 5.4A
(to Note Purchase Agreement)
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Schedule 5.4B
Excluded Subsidiaries of the Company

[Intentionally Omitted]
Schedule 5.4B
(to Note Purchase Agreement)
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Schedule 5.5
Financial Statements

[Intentionally Omitted]

Schedule 5.5
(to Note Purchase Agreement)
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Schedule 5.15

Existing Indebtedness of the Company and its Subsidiaries

[Intentionally Omitted]

Schedule 5.15
(to Note Purchase Agreement)
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Schedule 10.1
Transactions with Affiliates

[Intentionally Omitted]
Schedule 10.1
(to Note Purchase Agreement)
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Schedule 10.5
Liens
[Intentionally Omitted]

Schedule 10.5
(to Note Purchase Agreement)
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Purchaser Schedule
Information Relating to Purchasers

[Intentionally Omitted]
Purchaser Schedule-1
(to Note Purchase Agreement)
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